Savings Bank
OF MENDOCINO COUNTY
A Full Service Commercial Bank

                                PROMISSORY NOTE
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
Principal   Loan Date     Maturity      Loan No    Call    Collateral   Account   Officer   Initials
$2,700,000  12-17-1997    12-01-2012    973101R                                     MJL
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References  in the shaded  area are for  Lender's  use only and do not limit the applicability of this document to any particular loan or item.
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

Borrower: Mendocino Brewing Company,                     Lender: SAVINGS BANK OF MENDOCINO COUNTY
          a California Corporation                               MAIN OFFICE
          P.O. Box 400                                           P.O. Box 3600
          Hopland, CA 95449                                      200 N. School Street
                                                                 Ukiah, CA 95482
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Principal Amount: $2,700,000.00        Initial Rate: 10.000%        Date of Note: December 17, 1997

PROMISE TO PAY. Mendocino Brewing Company, a California Corporation ("Borrower") promises to pay to SAVINGS BANK OF MENDOCINO COUNTY ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Seven Hundred Thousand & 00/100 Dollars ($2,700,000.00), together with interest on the unpaid principal balance from December 17, 1997, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 179 regular payments of $24,433.54 each and one irregular last payment estimated at $1,873,346.03. Borrower's first payment is due January 1, 1998, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due December 1, 2012, will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an index which is the Treasury Constant Maturity Index for 5 Year Treasuries (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans and is set by using the Federal Reserve's Statistical Sheet to establish the Treasury Constant Maturity Index for five year maturities TWO MONTHS PRIOR to the scheduled rate change. If the Treasury Constant Maturity Index is no longer available, then Lender may select an Index to substitute. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each FIVE YEARS. The change date will be every five years on the anniversary date of the first payment date, using the effective stated index ten days prior to the change date. The Index currently is 5.830% per annum. The interest rate to be applIed to the unpaid principal balance of this Note will be at a rate of
4.170 percentage points over the Index, resulting in an initial rate of 10.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This Includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within one (1) days; or (b) if the cure requires more than one (1) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lander's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of MENDOCINO County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or

12-17-1997                     PROMISSORY NOTE                          Page   2
Loan No 973101R                  (Continued)
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preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL Borrower acknowledges this Note is secured by, in addition to any other collateral, a Deed of Trust dated December 17, 1997, to a trustee in favor of Lender on real property located in MENDOCINO County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three
(3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

ADDITIONAL PROVISIONS. THIS NOTE IS SECURED BY A DEED OF TRUST OF EVEN DATE HEREWTH AND A SECURITY AGREEMENT DATED 9/25/96.

MULTIPLE INTEREST RATE/FLOOR: Not withstanding anything to the contrary that may be contained in this note and the loan documents, Lender and borrower agree that at the time of the first interest rate adjustment (5 year anniversary) the interest rate on the loan will not be greater than 12.000% or less than 7.500%; further, at the time of the second interest rate adjustment (10 year anniversary) the interest rate on the loan will not be greater than 13.000% or less than 7.500%.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:

Mendocino Brewing Company, a California Corporation

By: /s/ Michael Laybourn, President  By: /s/ Jerome Merchant
   --------------------------------     ----------------------------------------
        Michael Laybourn, President     Jerome Merchant, Chief Financial Officer

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